UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	000-22507 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West, Suite A Hattiesburg, Mississippi (Address of principal executive offices)	39402 (Zip Code)

(601) 268-8998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

Acquisition and Merger

The First Bancshares, Inc. (the “Company”), which is the holding company of The First, A National Banking Association, (“The First”), entered into a Stock Purchase Agreement (the “Iberville Bank Acquisition Agreement”) with A. Wilbert’s Sons Lumber and Shingle Company (the “Iberville Bank Parent”), the parent company of Iberville Bank (“Iberville Bank”), dated October 12, 2016, under which the Company has agreed to acquire 100% of the common stock of Iberville Bank for a purchase price of $31.1 million in cash (the “Iberville Bank Acquisition”).

Separately, the Company and The First entered into an Agreement and Plan of Merger (the “GCCB Merger Agreement,” and together with the Iberville Bank Acquisition Agreement, the “Bank Transaction Agreements”), dated October 12, 2016, pursuant to which it has agreed to acquire Gulf Coast Community Bank (“GCCB”), Pensacola, Florida, in an all-stock transaction (the “GCCB Merger,” and together with the Iberville Bank Acquisition, the “Bank Transactions”).  The purchase price for the GCCB Merger of $2.3 million is based on a price of $0.50 per share of GCCB stock and will be paid in the form of Company common stock issued to GCCB shareholders with the number of Company shares issued based on a 30-day average of the Company’s common stock price as of five business days prior to closing.

The Company expects to fund the Iberville Bank Acquisition, in part, through a private offering of mandatorily convertible non-cumulative, non-voting, perpetual Preferred Stock, which is subject to a registration rights agreement (the “PIPE Transaction”).

Iberville Bank Acquisition

The Iberville Bank Acquisition Agreement contains customary representations and warranties by both the Company and the Iberville Bank Parent and each have agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Iberville Bank’s businesses during the interim period between the execution of the Agreement and the completion of the Iberville Bank Acquisition and (2) cooperation with respect to the filing of regulatory approval applications regarding the Iberville Bank Acquisition.

Completion of the Iberville Bank Acquisition is subject to certain customary conditions, including, among others, (1) approval by the Iberville Bank Parent shareholders, (2) receipt of all required regulatory approvals, (3) the accuracy of the representations and warranties of the other party, and (4) performance in all material respects by the other party of its obligations under the Agreement.

The Agreement contains certain termination rights for the Company and Iberville Bank Parent, as the case may be, applicable upon: (1) March 31, 2017, if the Iberville Bank Acquisition has not been completed by that date, (2) final, non-appealable denial of required regulatory approvals or an injunction prohibiting the transactions contemplated by the Iberville Bank Acquisition Agreement, or (3) a breach by the other party that is not or cannot be cured within 45 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Iberville Bank Acquisition Agreement.  Under certain, the Iberville Bank Acquisition Agreement may be terminated in the event that the Iberville Bank Parent Board of Directors approves an alternative transaction.  In the event of a termination due to approval of an alternative transaction, the Iberville Bank Parent will be required to pay the Company a termination fee of $1,088,500.

GCCB Merger

The GCCB Merger Agreement contains customary representations and warranties by both the Company and the GCCB and each have agreed to customary covenants, including, among others, covenants relating to the conduct of GCCB’s businesses during the interim period between the execution of the GCCB Merger Agreement and the completion of the GCCB Merger.

Completion of the GCCB Merger is subject to certain customary conditions, including, among others, (1) receipt of all required regulatory approvals, (2) the accuracy of the representations and warranties of the other party, and (3) performance in all material respects by the other party of its obligations under the Agreement.

The GCCB Merger Agreement contains certain termination rights for the Company and GCCB, as the case may be, applicable upon: (1) April 30, 2017, if the GCCB Merger has not been completed by that date, (2) final, non-appealable denial of required regulatory approvals or an injunction prohibiting the transactions contemplated by the GCCB Merger Agreement, or (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the GCCB Merger Agreement.  The Company may terminate the GCCB Merger Agreement in the event that the GCCB Board of Directors withdraws its recommendation for approval of the GCCB Merger or approves any alternative transaction.  In the event of a termination due to approval of an alternative transaction, GCCB will be required to pay the Company a termination fee of $500,000.

Note Regarding the Bank Transaction Agreements

The foregoing descriptions of the Bank Transactions and the Bank Transaction Agreements do not purport to be complete and are qualified in their entirety by reference to the Iberville Bank Acquisition Agreement and GCCB Merger Agreement, which are filed as Exhibits 1.1 and 1.2, respectively, and incorporated into this report by reference. The Bank Transaction Agreements have been attached as exhibits to this report in order to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company, the Iberville Bank Parent, Iberville Bank, GCCB, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Bank Transaction Agreements were made only for purposes of the Bank Transactions Agreements and as of specific dates, are solely for the benefit of the parties to the Bank Transaction Agreements, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Bank Transaction Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Iberville Bank Parent, Iberville Bank, GCCB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Bank Transaction Agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

PIPE Transaction

On October 12, 2016 the Company entered into Securities Purchase Agreements with a limited number of institutional and other accredited investors, including certain directors of the Company (collectively the “Purchasers”) to privately place a total of 3,563,380 shares of mandatorily convertible non-cumulative, non-voting, perpetual Preferred Stock, Series E, $1.00 par value (the “Series E Preferred Stock”) at a price of $17.75 per share, for aggregate gross proceeds of $63.25 million (the “Private Offering”).

The sale and issuance of the Series E Preferred Stock to the Purchasers have been determined to be exempt from registration under the U.S. Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506(b) safe harbor of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering, involving only a limited number of institutional and other accredited investors, which have acquired the Series E Preferred Stock for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Each share of Series E Preferred stock is mandatorily convertible into one share of common stock of the Company.  The Company expects that a shareholder meeting will be called for purposes of a shareholder vote regarding approval of issuance of the common shares of the Company into which the Series E Preferred Stock is expected to be converted.

The Company expects to use the proceeds of the Private Offering, along with cash on hand, to (1) fund the Iberville Bank Acquisition, (2) support the acquired assets in the GCCB Merger and (3) support the Company’s general working capital requirements.

As part of the Private Offering, the Company entered into a Registration Rights Agreement with the Purchasers on October 12, 2016 (the “Registration Rights Agreement”), providing for registration for resale of the Company’s common stock issuable upon conversion of the Series E Preferred Stock.  The Registration Rights Agreement require the Company to use its commercially reasonable efforts to file the registration statement by January 10, 2017 and cause it to be effective by February 9, 2016, subject to certain exceptions.

Item 3.02                          Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the section “PIPE Transaction” is hereby incorporated by reference into this Item 3.02.

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of the Private Offering described above, the Company filed a Certificate of Designation with the Mississippi Secretary of State, effective October 14, 2016, for the purpose of amending its Amended and Restated Articles of Incorporation, in order to fix the powers, preferences, rights, qualifications, restrictions and limitations of the Series E Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01                          Regulation FD Disclosure.

On October 14, 2016, the Company issued a press release announcing the Bank Transactions and the PIPE Transaction. A copy of this press release is attached hereto as Exhibit 99.1.

The Company provided certain information to investors in the Offering as part of the private placement process.  A copy of this information is attached hereto as Exhibit 99.2.

This information is furnished under Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01                          Financial Statements and Exhibits.

(d)                    Exhibit

The exhibit to this current report on Form 8-K is provided in the Exhibit Index, which appears at the end of this report, and is incorporated by reference herein.

Important Additional Information

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Forward Looking Statements

This Form 8-K contains regarding financial projections and expectations related to certain merger and offering agreements entered into by The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the possibility that the proposed transactions do not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transactions may need to be modified to satisfy such approvals or conditions; the risk that anticipated benefits from the proposed transactions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

October 14, 2016	/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1*	Stock Purchase Agreement between the Company and Iberville Bank Parent, dated October 12, 2016

1.2*	Agreement and Plan of Merger between the Company, The First and GCCB, dated October 12, 2016

1.3*	Securities Purchase Agreement between the Company and the Purchasers provided therein, dated October 12, 2016

1.4*	Registration Rights Agreement between the Company and the Purchasers provided therein, dated October 12, 2016

3.1*	Certificate of Designation of the Series E Preferred Stock of The First Bancshares, Inc., effective October 14, 2016

99.1*	Press Release dated October 14, 2016

99.2*	Private Placement Materials dated October 2016

* Filed herewith